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                                                           EXHIBIT 23.1

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                         /s/ Arthur Andersen LLP
                                             -------------------
                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
September 29, 1999